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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2008

GOLD CREST MINES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52392	82-0290112
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

10807 E Montgomery Dr. Suite #1 Spokane Valley, WA	99206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 893-0171

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)

Effective as of November 13, 2008, the Board of Directors accepted the resignation of Thomas H. Parker as the President and Chief Executive Officer of the Company.  Mr. Parker will continue in his duties as a director of the Company.

(c)

Effective as of November 13, 2008, the Board of Directors appointed John P. Ryan as the new President and Chief Executive Officer of the Company.  Mr. Ryan has been a Director of the Company since June, 2008 and brings extensive experience with development-stage resource companies.

Mr. Ryan was Founder and Chairman of U.S. Silver Corporation (a producing silver company) from June, 2006 until September, 2008. Mr. Ryan was Secretary and Chief Financial Officer of High Plains Uranium, Inc. (a uranium exploration and production company) ("High Plains") from incorporation in February 2005 until September 2006 (High Plains became a reporting issuer in all jurisdictions in Canada in November 2005).

He also served from April 2004 to February 2005 as a director (in addition to Secretary and Chief Financial Officer) of High Plains Uranium, Inc. (Idaho), the predecessor to High Plains. During the period of 1996 until 2006, he held various positions with Cadence Resources Corporation, a U.S. public natural resources company, including Vice President of Corporate Development (1996-2005), Secretary (1998-2006) and a director (1997-2005). Mr. Ryan has also been Chief Financial Officer and a director of Trend Mining Company since August 2000. He served as President and a director of Grand Central Silver Mines Inc. from 1998 until 2000 and was a director of Metalline Mining Company from 1996 until 1999.

Mr. Ryan attended the University of Idaho where he received a B.S. degree in Mining Engineering, and he also received a Juris Doctor from Boston College. Mr. Ryan is a former U.S. Naval Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD CREST MINES, INC.

By:     /s/ Matt J. Colbert

             Matt J. Colbert

             Chief Financial Officer

Date: November 13, 2008

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